UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTELLICHECK MOBILISA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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To the Shareholders of
INTELLICHECK MOBILISA, INC.

Re:   2010 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Intellicheck Mobilisa’s 2010 Annual Shareholders Meeting. We will hold the meeting on Tuesday, November 9, 2010, at the Company’s offices at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753-2702.  The meeting will begin promptly at 10:00 a.m., Eastern Time.  Please plan to arrive a few minutes before the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. At the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting.  Your vote is important.

Sincerely yours,

/s/ John W. Paxton

John W. Paxton
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 9, 2010

To the Shareholders of
INTELLICHECK MOBILISA, INC.

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLICHECK MOBILISA, INC. (the "Company"), a Delaware corporation, will be held at the Company’s offices at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753-2702 on Tuesday, November 9, 2010, at 10:00 a.m., local time, for the following purposes:

1.	To elect six directors to serve for a one-year term or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of EisnerAmper, LLP as our independent public accountants for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

 The Board of Directors has fixed the close of business on September 13, 2010 as the record date for the meeting and only record holders of shares of the Company’s Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about September 20, 2010.

By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Chief Financial Officer, Treasurer and Secretary

Port Townsend, WA
September 20, 2010

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING HELD ON NOVEMBER 9, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report to Shareholders are available on the following website:
www.icmobil.com/proxy2010

INTELLICHECK MOBIILSA, INC.
191 Otto Street
Port Townsend, WA 98368

PROXY  STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held Tuesday, November 9, 2010

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, November 9, 2010, at the Company’s offices at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753-2702.  The meeting will begin promptly at 10:00 a.m., Eastern Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.  In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set September 13, 2010 as the record date (the “Record Date”) to determine those holders of record of common stock, par value $.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting.  Each share of Common Stock entitles its owner to one vote.  On the Record Date, there were 26,973,325 shares outstanding. On or about September 20, 2010, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to shareholders of record as of the close of business on September 13, 2010.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:
•	the election of six directors, each to serve until the next annual meeting;
•	the ratification of the appointment of EisnerAmper, LLP, as our independent registered public accountant firm.

Who is entitled to vote at the meeting?

You may vote if you owned common stock as of the close of business on September 13, 2010. Each share of common stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of September 13, 2010 must be present at the meeting. This is referred to as a quorum. We believe that on September 13, 2010, there were 26,973,325 outstanding shares of common stock entitled to vote.

How do I vote?

You can vote in two ways:
•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my Proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another Proxy with a later date and submitting it in the same manner as the prior proxy was submitted, (2) if you hold your shares in your name, voting again at the meeting, or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors, and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one Proxy Card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for shareholder approval, any anti-takeover device?

Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects.  We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors has one class of directors, with each director elected each year for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.

The Board of Directors recommends that you elect the nominees identified below.

		Position with the Company	Director	New Board
Name	Age	and Principal Occupation	Since	Term Expires

John W. Paxton	73	Chairman of the Board and Director	2008	2011
Nelson Ludlow	49	Director and Chief Executive Officer	2008	2011
Lieutenant General Emil R. Bedard	66	Director	2008	2011
Bonnie Ludlow	55	Director and Senior Vice President	2008	2011
Guy L. Smith	61	Director	2005	2011
Woody M. McGee	59	Director	2010	2011

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of September 13, 2010:

		Position with the Company	Held Office	Current Board Term
Name	Age	and Principal Occupation	Since	Expires

John W. Paxton	73	Chairman of the Board and Director	2008	2010
Nelson Ludlow	49	Director and Chief Executive Officer	2008	2010
Lieutenant General Emil R. Bedard	66	Director	2008	2010
Bonnie Ludlow	55	Director and Senior Vice President	2008	2010
Woody M. McGee	59	Director	2010	2010
Guy L. Smith	61	Director	2005	2010
Russell Embry	46	Chief Technology Officer	2001	NA
Peter J. Mundy	54	Chief Financial Officer, Secretary and Treasurer	2007	NA
Steve Williams	48	Chief Operating Officer	2008	NA

Business Experience

John W. Paxton was appointed Chairman of the Board on October 20, 2008 and became a director on March 14, 2008.  He was a director and Chairman of the Board of Mobilisa, Inc. (“Mobilisa”) beginning in September 2005. Mr. Paxton brings 30 years of experience in the wireless networking field to Mobilisa's board. Mr. Paxton was the President of Zebra Technologies’ Bar Code Business Unit in 2003. Prior to 2000, Mr. Paxton served as Chairman and Chief Executive Officer of Telxon Corporation, President and Chief Executive Officer of Monarch Marking Systems, Executive Vice President of Paxar Corporation and President of Paxar’s Printing Solutions Group. Mr. Paxton joined Litton Industries as a corporate Vice President in 1991, when the company acquired Intermec Corporation. Between 1986 and 1991, he led Intermec, joining as President and Chief Operating Officer, and becoming Chairman and Chief Executive Officer in 1988. In addition to Mr. Paxton’s corporate experience, he brings venture capital experience as the Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, as well as consulting experience as the head of Paxton Associates LLC, a business consulting firm.  In October 2007, Mr. Paxton filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code related to a business jointly owned by Mr. Paxton and Janet R. Paxton.  The bankruptcy petition was dismissed on September 2, 2008 and there are no current bankruptcy proceedings involving Mr. Paxton.  Mr. Paxton has a B.S. and a M.S. in Business Management from LaSalle University, is a registered Professional Engineer and is a fellow of Seattle Pacific University. He has served on the board of the National Association of Manufacturers, and has been the Chairman and Vice Chairman of the Automatic Identification Manufacturers (AIM), a leading industry association.  Mr. Paxton was selected to serve as a Director in part due to his extensive public company experience, his knowledge of the Company, including as a director of Mobilisa and his general business experience.

Nelson Ludlow, PhD was named the Chief Executive Officer and Director of the Company on March 14, 2008.  He was a co-founder of Mobilisa and was its Chief Executive Officer and a director since its inception in March 2001. Dr. Ludlow has over 25 years experience in software development for the military and corporate sectors. From 1982 to 1998, while in the U.S. Air Force, Dr. Ludlow served as a mathematician, a pilot, an intelligence officer at the National Air Intelligence Center, Technical Director for Artificial Intelligence at USAF Rome Laboratory, Assistant Professor of Computer Science at the Naval Postgraduate School, and the Director of Technology and Services for Radar Evaluation Squadron. In the corporate sector, Dr. Ludlow served as the Director of C2 Modeling for SAIC, Chief Scientist for the ORINCON Corporation and Chief Technology Officer for Ameranth Wireless—all in San Diego.  He holds a PhD in Artificial Intelligence from the University of Edinburgh, Scotland and completed Post-Doctoral work in Computer Science at the University of Cambridge, England. Additional degrees include a B.S. from Washington State University in Math and Physical Sciences, as well as a M.S. in Computer Science from Wright State University in Dayton, Ohio.  Dr. Ludlow was selected to be a Director in part due to his knowledge of the Company, including as a founder and director of Mobilisa, his position with the Company, his extensive experience working with government contracts, and his considerable knowledge of the sectors in which the Company does business.  Dr. Ludlow is married to Bonnie Ludlow, a Director of the Company.

Lieutenant General Emil R. "Buck" Bedard was appointed a member of the Board of Directors on March 14, 2008,  General Bedard was appointed a director of Mobilisa in September 2004. He retired from the US Marine Corps with over 37 years of active duty service in 2003. General Bedard’s military career included two combat tours in Vietnam, as well as commanding the 7th Marine Regiment in Somalia and the 1st Marine Expeditionary Force during Operation Desert Storm. General Bedard’s final active duty tour was as the Deputy Commandant for Plans, Policies and Operations for the US Marine Corps Headquarters in Washington, D.C., where he served until his retirement in 2003. He has continued to serve with the Marine Corps in Afghanistan and Iraq since his retirement. General Bedard’s many military awards include a Distinguished Service Medal, Legion of Merit, and Bronze Star (with Combat V). General Bedard graduated from the University of North Dakota in 1967 with a M.S. in Science.  General Bedard was selected to serve as a Director in part due to his considerable experience as an officer in the U.S. military working with government contracts and his knowledge of the Company, including as a director of Mobilisa.

Bonnie Ludlow was named Senior Vice President and was appointed a member of the Board of Directors on March 14, 2008.  Ms. Ludlow was a co-founder of Mobilisa and was its Sr. Vice President, Finance and a director since its inception in March 2001. As Senior Vice President of Finance, Ms. Ludlow was responsible for all financial transactions, including contracting and purchasing agreements, invoicing, and payroll as well as managing human resources for recruiting, hiring, and benefits administration. Ms. Ludlow has 15 years of experience working with the Federal Government, six of which were active duty in the U.S. Air Force (March 1980 to February 1986), and nine as a Department of Defense civilian (February 1986 to October 1995). While on active duty, she was assigned to the Defense Security Agency (DSA) as a Czech linguist (September 1981 to September 1983). As a civil servant, Ms. Ludlow worked as a geodetic surveyor and engineering assistant, in which she positioned navigational aids on military runways. Additional duties in this position included the generation of technical drawings, maps and reports.  Ms. Ludlow was selected to be a Director in part due to her knowledge of the Company, including as a director and founder of Mobilisa, as well as her extensive experience working with government contracts.  Ms. Ludlow is married to Nelson Ludlow, PhD, a Director of the Company.

Woody M. McGee was appointed a member of the Board of Directors on May 26, 2010. Mr. McGee has been the President and CEO of FleetPride, Inc., the nation's largest independent aftermarket distributor of heavy-duty truck and trailer parts, since December 2009.  From March 2008 to April 2009, he was the President/CEO and CRO of Propex Inc., a multinational Textile/Geosynthetic material manufacturer.  From February 2008 Mr. McGee has been the post bankruptcy Treasurer of Global Home Products.  From October 2005 to April 2007, he held various positions at Global Home Products including President, Chief Operating Officer and CFO.   He brings 40 years of management and board experience in wireless mobile computing, manufacturing and electronics.  He has served on both public and private boards of directors, in the position of chairman, as well as chairman of the audit committee.  Mr. McGee’s background includes serving as CFO for Telxon Corporation, as well as CFO for Western Atlas.  He was also the Director of Finance for Litton Industries.  Mr. McGee brings venture capital and corporate restructuring experience through his association with Cerberus Capital Management and Foothill Capital, as well as consulting experience as the head of McGee and Associates, LLC, a business consulting firm.  He holds a B.A. in Business Management from the University of South Carolina.  Mr. McGee was selected to serve as a Director in part due to his extensive public and private company experience, as well as his background knowledge of accounting and auditing, his knowledge of the wireless mobile industry and his general business experience.  Mr. McGee qualifies as an “audit committee financial expert” under Securities Exchange Commission (“SEC”) regulations.

Guy Smith was appointed a member of the Board of Directors in June 2005. Mr. Smith has been the Executive Vice President of Diageo plc, the world’s leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The code governs Diageo’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 to 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 to 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 to 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, D.C. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.  Mr. Smith was selected to serve as a Director in part due to his extensive experience with the alcoholic beverage business and other businesses that rely on age verification, his work in government and public relations, his knowledge of the Company, including as a director of Intelli-Check, Inc. prior to the merger with Mobilisa and his general business experience.

Russell T. Embry was appointed Senior Vice President and Chief Technology Officer in July 2001 and has been Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook University and an M.S. in Computer Science from Polytechnic University, Farmingdale.

Peter J. Mundy joined Intellicheck Mobilisa on March 26, 2007 as its Vice President of Finance, Chief Financial Officer, Secretary and Treasurer.  Prior to joining Intellicheck Mobilisa, Mr. Mundy spent over 24 years at Sentry Technology Corporation, a publicly held company in the electronic security industry, and its predecessors. From February 2001 until December 2006, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Sentry Technology Corporation. From December 1994 through February 2001, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Knogo North America Inc.  Prior to that, Mr. Mundy served as an officer of Knogo Corporation where he was Vice President - Corporate Controller from May 1994 and, prior to such time, Corporate Controller and Controller since 1982. Mr. Mundy was a supervisor with the accounting firm of Ernst & Whinney (predecessor to Ernst & Young).  Mr. Mundy received his BBA in accounting from Adelphi University and is a certified public accountant.

Steven D. Williams was appointed Chief Operating Officer of the Company in March 2008.  From February 6, 2006 to March 2008, Mr. Williams was the Senior Vice President of Business Development for Mobilisa, where he focused on sustainable growth, developing and defending industry niche, and strategic partnerships.  For the prior eight years he has worked in Washington, DC, and in the Pentagon, as a Program Manager, Contracting Officer, Congressional Liaison and Public Affairs Manager.  Mr. Williams has successfully managed teams of over 450 people, assets over $1 billion and budgets over $100 million in diverse national and international environments. As well, he was a primary editor/author for the Air Forces lessons learned from Operations Noble Eagle, Enduring Freedom and Iraqi Freedom.  Mr. Williams has developed business opportunities leading to contracts with the Department of Defense, Joint Staff and Department of the Air Force in his past positions. He has created sub-contracts with major companies including Lockheed Martin, General Dynamics, and SAIC, among others. He has developed relationships with contracting officers technical representatives (COTRs), facilitating the attainment of corporate revenue goals. Mr. Williams is a Certified Federal Contracts Manager (CFCM).  Mr. Williams holds a Master of Business Administration from the University of North Dakota, a Master of Arts in Organizational Management from The George Washington University in Washington, DC and a B.S. in Business Administration from Methodist College, graduating magna cum laude.

Directors generally serve for a one-year term and hold office until the next annual meeting of shareholders following the conclusion of their term and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the Board of Directors.

Board Leadership Structure

The current Chairman of the Board of Directors is Mr. John Paxton, who is an independent director under NYSE Amex listing standards.  The roles of Chairman of the Board and Chief Executive Officer are separate.  The Board of Directors believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer allows the Company’s Chief Executive Officer to focus primarily on the Company’s business strategy, operations and corporate vision.  The Board or Directors consists of a majority of independent directors, and each of the committees of the Board of Directors is comprised solely of independent directors. The Company does not have a policy mandating an independent lead director.

Risk Oversight

While management is responsible for assessing and managing risks to the Company, the Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy.  The Board of Directors’ risk oversight areas of focus include, but are not limited to:

•	managing the Company’s long-term growth;
•	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure; and
•	legal and regulatory compliance.

While the Board of Directors has the ultimate oversight responsibility for the Company’s risk management policies and processes, the committees of the Board of Directors also have responsibility for risk oversight. The Audit Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board of Directors.  The Board of Directors is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board of Directors. The Board of Directors’ role in risk oversight is consistent with its leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and committees providing oversight in connection with those efforts.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934.  One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely.  Based on a review of the filings received, Intellicheck Mobilisa is not aware of any non-timely filings for fiscal year 2009, except that a Form 4 filing was not timely filed for Emil R. Bedard, John W. Paxton, Guy L. Smith and former directors Jeffrey Levy, John E. Maxwell and Arthur L. Money.

All other transactions were reported in a timely fashion.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2009, the Board of Directors held six meetings, the Audit Committee five meetings, and the Nominating and Corporate Governance and the Compensation Committees did not hold any meetings outside of the normal board meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Smith, Paxton, Bedard, and McGee, are each independent directors as defined in Section 121(A) of the NYSE Amex listing standards. The Company does not have a written policy relating to attendance by members of the Board of Directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual shareholder meeting attended last year’s annual shareholder meeting.

Compensation Committee

The Board of Directors established a Compensation Committee which is currently comprised of Mr. Smith, chairperson, Mr. Bedard and Mr. Paxton, each of whom is independent as defined in Section 803(A) of the NYSE Amex listing standards.  The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of the Company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans.  The Compensation Committee has adopted a written charter, which is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee.

Nominating and Corporate Governance Committee

The Board of Directors established a Nominating and Corporate Governance Committee, which is comprised of Mr. Bedard, chairperson, Mr. Paxton and Mr. Smith, each of whom is independent as defined in Section 803(A) of the NYSE Amex’s listing standards.  The Nominating and Corporate Governance Committee reviews our internal policies and procedures and by-laws.  With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.  The Nominating and Corporate Governance Committee has adopted a written charter, which is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007.  The charter sets forth responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating and Corporate Governance Committee, will not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for shareholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by shareholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to shareholder recommendations.

Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of Mr. McGee, chairperson, Mr. Bedard and Mr. Smith.  The members of the Audit Committee are independent as defined in Section 803(A) of the NYSE Amex’s listing standards.  The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants.  The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee.  A copy of the Audit Committee charter is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007.

The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Woody McGee has vast corporate experience including his positions as CEO and President of several privately held companies. Mr. McGee has been the Chief Financial Officer of Telxon Corporation, Mosler, Inc. and Western Atlas (formerly Litton Industries).  He brings venture capital and corporate restructuring experience through his association with Cerberus Capital Management and Foothill Capital, as well as consulting experience as the head of McGee and Associates, LLC, a business consulting firm. Mr. McGee has a B.A. in Business Management from the University of South Carolina.  Mr. McGee is an “audit committee financial expert” and is an independent member of the Board of Directors.

AUDIT COMMITTEE REPORT

           The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck Mobilisa under the Securities Act of 1933 or the Exchange Act.

           With respect to the audit of the fiscal year ended December 31, 2009, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

 In the course of its review, we have discussed with Amper, Politziner & Mattia, P.C., the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

We have received from and discussed with Amper, Politziner & Mattia, P.C. the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and have discussed with Amper, Politziner & Mattia, P.C. its independence.  These disclosures relate to the firm’s independence from the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:	John W. Paxton, Former Chairman
Emil R. Bedard, Member
Guy Smith, Member

Process for Sending Communications to the Board of Directors

Shareholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Peter J. Mundy. Such communications may be sent to Mr. Mundy at 191 Otto Street, Port Townsend WA 98368. Upon receipt, Mr. Mundy will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of  Company’s Common Stock as of September 13, 2010, by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 26,973,325 shares outstanding as of September 13, 2010.

Name and Business Address (1)	Shares Beneficially Owned	Percent
Dr. Nelson Ludlow (2)	4,216,726	15.62
Bonnie Ludlow (3)	7,952,684	29.47
John W. Paxton (4)	375,607	1.4
L. Gen. Emil R. Bedard (5)	468,494	1.8
Russell T. Embry (6)	46,250	*
Woody M. McGee	-	*
Peter J. Mundy (7)	66,800	*
Guy L. Smith (8)	171,724	*
Steven D. Williams (9)	300,665	1.1
All Executive Officers & Directors as a group (9 persons) (10)	13,598,950	48.51

* Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.

(1)	The business address of all persons named in the above table is c/o 191 Otto Street, Port Townsend, Washington 98368.

(2)	Includes 25,000 shares issuable upon exercise of stock options and rights exercisable within 60 days.

(3)	Includes 12,500 shares issuable upon exercise of stock options exercisable within 60 days.

(4)
Includes 314,800 shares issuable upon exercise of stock options exercisable within 60 days; excludes the right to purchase 218,200 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(5)	Includes 213,200 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 46,250 shares issuable upon exercise of stock options exercisable within 60 days.

(7)	Includes 60,000 shares issuable upon exercise of stock options exercisable within 60 days.

(8)	Includes 141,667 shares issuable upon exercise of stock options exercisable within 60 days.

(9)
Includes 247,065 shares issuable upon exercise of stock options exercisable within 60 days; excludes the right to purchase 806,435 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(10)	Includes 1,060,483 shares issuable upon exercise of stock options exercisable within 60 days.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Intellicheck Mobilisa’s executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of Intellicheck Mobilisa’s executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of Intellicheck Mobilisa’s executive compensation program and compensation for the Board of Directors.

The principal elements of Intellicheck Mobilisa’s executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Intellicheck Mobilisa’s other benefits consist of reimbursed business travel and entertainment expenses, a vehicle allowance, health insurance benefits, vacation and sick pay and a qualified 401(k) savings plan. Intellicheck Mobilisa’s philosophy is to position the aggregate of these elements at a level that is commensurate with Intellicheck Mobilisa’s size and performance.

Compensation Program Objectives and Philosophy

In General. The objectives of Intellicheck Mobilisa’s compensation programs are to:

▪	attract, motivate and retain talented and dedicated executive officers;
▪	provide Intellicheck Mobilisa’s executive officers with both cash and equity incentives to further Intellicheck Mobilisa’s interests and those of Intellicheck Mobilisa’s stockholders; and
▪	provide employees with long-term incentives so Intellicheck Mobilisa can retain them and provide stability during Intellicheck Mobilisa’s growth stage.

Generally, the compensation of Intellicheck Mobilisa’s executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of the particular executive. The annual incentive compensation awards for 2009 and 2010 have been and will be paid in accordance with the Executive Compensation Bonus Plan approved by the Compensation Committee based on expected Company performance. No annual incentive compensation was paid to executive officers in 2007 or 2008. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of Intellicheck Mobilisa’s common stock over time.

Intellicheck Mobilisa generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal 2009 as calculated for purposes of Section 162(m) did not exceed the $1.0 million limit.

Competitive Marketplace for Talent.    Intellicheck Mobilisa defines its competitive marketplace for executive talent and investment capital to be the technology and business services industries. To date, Intellicheck Mobilisa has not engaged in the benchmarking of executive compensation but Intellicheck Mobilisa may choose to do so in the future.

Compensation Process.     For each of Intellicheck Mobilisa’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from Intellicheck Mobilisa’s CEO (for compensation other than his own), as well as competitive marketplace guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. For 2009, the aggregate of the compensation paid to Intellicheck Mobilisa’s Chief Executive Officer and other executive officers was 96% cash and 4% non-cash option awards.

Executive Officer Bonuses. The Board of Directors approved an Executive Compensation Bonus Plan beginning with the third quarter of 2009 and effective until otherwise stopped or revised.  The Compensation Committee will review the bonus plan each year in accordance with its duties to ensure that the plan continues to be in the best interest of the Company.  As long as the following named executives are contributing to the overall success of the Company, quarterly cash bonuses will be paid if there is net income under GAAP as shown below:

	Quarterly Net Income
	$30,000 - $499,000	$500,000 - $999,999	$1,000,000 or more
Nelson Ludlow	$5,000	$10,000	$25,000
Steven Williams	5,000	10,000	25,000
Russell Embry	2,500	5,000	12,500
John Lange	2,500	5,000	12,500
Bonnie Ludlow	2,500	5,000	12,500
Peter Mundy	2,500	5,000	12,500

For the third quarter of 2009, the Company had net income of $109,803 and paid a total of $20,000 in bonuses under the plan.  No bonuses were paid in the fourth quarter of 2009.

Stock Option Grants. The Compensation Committee currently administers Intellicheck Mobilisa’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price of no less than the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Intellicheck Mobilisa’s management and growth, gives them an opportunity to own Intellicheck Mobilisa stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intellicheck Mobilisa’s performance, the executive officer’s role and responsibilities at Intellicheck Mobilisa and the executive officer’s base salary. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances will be granted on the third Thursday of each month after they have been approved and that each such issuance will have a strike price per share equal to the closing price of the Corporation’s common stock on such day.

Chief Executive Officer Compensation.   On March 14, 2008, the Company entered into an employment agreement with Dr. Ludlow, pursuant to which Dr. Ludlow was appointed the Company’s Chief Executive Officer.  Dr. Ludlow receives a salary of $220,000 ($226,500 effective October 1, 2009) per year, was granted options to purchase 25,000 shares of the Company’s common stock on March 20, 2008 that are immediately exercisable at a price per share equal to 110% of the fair market value of the Company’s common stock on the date of grant, and an annual bonus based on reasonable objectives established by the Company’s Board of Directors.  In the first quarter of 2008, the Company recorded $66,120 of stock-based compensation related to these options.  Dr. Ludlow will be entitled to receive benefits in accordance with the Company’s existing benefit policies and will be reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.  The employment agreement has a term of two years.  Dr. Ludlow may terminate the agreement at any time on 60 days prior written notice to the Company.  In addition, the Company or Dr. Ludlow may terminate the employment agreement immediately for cause, as described in the employment agreement.  If the Company terminates the agreement without cause, Dr. Ludlow will be entitled to severance equal to one year of his base salary, in addition to salary already earned.  If Dr. Ludlow terminates the agreement for cause, Dr. Ludlow will be entitled to receive a payment equal to $50,000, in addition to salary already earned.

The determination of the base salary to be paid to the Chief Executive Officer was based on a number of factors including the historical compensation of Dr. Ludlow and the relative compensation in comparison to the other existing senior executives in the Company.  In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck Mobilisa.

INTELLICHECK MOBILISA SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2009.  No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)

Nelson Ludlow	2009	221,375		5,000	-	22,423	(6)	248,798
Chief Executive Officer	2008	169,583	(3)	-	66,120	-		235,703
	2007	-		-	-	-		-

Steven D. Williams	2009	201,250		5,000	-	23,826	(7)	230,076
Chief Operating Officer	2008	155,417	(3)	-	29,750	4,663	(8)	189,830
	2007	-		-	-	-		-

Russell T. Embry	2009	181,125		2,500	15,635	10,798	(9)	210,058
Chief Technology Officer	2008	179,413		-	59,250	170	(10)	238,833
	2007	170,652		-	33,706	2,040	(10)	206,398

Bonnie Ludlow	2009	97,708		2,500	-	4,543	(6)	104,751
Senior Vice President	2008	55,417	(3)	-	29,750	-		85,167
	2007	-		-	-	-		-

Peter J. Mundy	2009	160,083		2,500	15,635	4,863	(8)	183,081
Chief Financial Officer	2008	156,330		-	74,971			231,301
	2007	105,961	(4)	-	98,317	-		204,278

John Lange	2009	176,093	(5)	2,500	15,635	5,283	(8)	199,511
Former General Counsel	2008	117,979	(5)	-	59,250	3,281	(8)	180,510
	2007	-		-	-	-		-

(1)
The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of awards for the years ended December 31, 2009, 2008 and 2007 computed in accordance with FASB ASC Topic 718.  See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.

(2)	No other compensation in excess of $10,000, including perquisites, was paid to any of Intellicheck Mobilisa’s named executive officers.
(3)	Represents amounts paid after March 14, 2008, the date of the Mobilisa acquisition.

(4)	Mr. Mundy started with Intellicheck Mobilisa as of March 26, 2007.
(5)	Mr. Lange started with Intellicheck Mobilisa as of April 14, 2008 and resigned as of December 23, 2009.
(6)	Represents pay in lieu of vacation time.
(7)	Represents matching contribution under the Company’s 401(K) Plan of $6,038 and pay in lieu of vacation time of $17,788.
(8)	Represents matching contribution under the Company’s 401(K) Plan.
(9)	Represents matching contribution under the Company’s 401(K) Plan of $2,836 and pay in lieu of vacation time of $7,962.
(10)	Amount represents a car allowance. Currently, there is no one under a car allowance program.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

Intellicheck Mobilisa adopted a Stock Option Plan (the “1998 Stock Option Plan”) covering up to 400,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1998 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1998 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1998 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of Intellicheck Mobilisa. The 1998 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

In August 1999, Intellicheck Mobilisa adopted the 1999 Stock Option Plan covering up to 1,000,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1999 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1999 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1999 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of the Company. The 1999 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 11, 2001, the stockholders approved the 2001 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2001 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2001 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. The 2001 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 10, 2003, the stockholders approved the 2003 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intellicheck Mobilisa are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2003 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2003 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2003 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. The 2003 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on June 16, 2006, the stockholders approved the 2006 Equity Incentive Plan, which amends and restates the Company’s 2004 Stock Option Plan (the “2006 Plan”) covering up to 850,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options, nonqualified stock options and restricted stock awards. The Compensation Committee of the Board of Directors currently administers the 2006 Plan and determines the terms and conditions of options or restricted stock awards granted, including the option exercise price. The 2006 Plan provides that all stock options or restricted stock awards will expire within ten years of the date of grant. Incentive stock options granted under the 2006 Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. The 2006 Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.  At the Company’s special meeting of Stockholders held on March 14, 2008, the stockholders voted to amend the 2006 Plan to increase the number of shares of Common Stock authorized to be issued by 3,000,000.

Administration. The Stock Option and Equity Incentive Plans are currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Stock Option and Equity Incentive Plans and to adopt rules for the administration, interpretation and application according to terms of the plans.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the Plans. The Compensation Committee will determine who will receive awards under the Plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plans.

A total of 1,653,101 shares of Intellicheck Mobilisa’s Common Stock are available for issuance or delivery under the existing Stock Option and Equity Incentive Plans. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Plans will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.

Stock Options. The Stock Option and Equity Incentive Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Plans, and amend, suspend or terminate the Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intellicheck Mobilisa attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes options granted during the year ended December 31, 2009 to the named executive officers:
Name	Grant Date	Approval Date	Number of Securities Underlying Options Granted	Exercise or Base Price of Option Awards ($/Sh)	Fair Value at Grant Date ($) (1)	Expiration Date

Russell T. Embry	9/25/09	9/23/09	20,000	1.57	15,635	9/25/14
John Lange	9/25/09	9/23/09	20,000	1.57	15,635	9/25/14
Peter J. Mundy	9/25/09	9/23/09	20,000	1.57	15,635	9/25/14

(1)	The grant date fair value of each equity award has been computed in accordance with ASC 718. Options vest at a rate of 25% per year on the anniversary of the date of grant.

The following table summarizes unexercised options as of year-end December 31, 2009 for the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities
	Underlying Unexercised			Option	Option
	Options / Warrants			Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date
Nelson Ludlow	25,000	-		3.63	3/20/18

Steven D. Williams	218,200	-		0.46	3/14/13
	16,365	-		0.92	3/14/13
	6,250	18,750	(1)	2.36	7/17/13

Russell T. Embry	5,000	-		4.37	6/03/10
	5,000	-		3.18	11/17/10
	5,000	-		6.65	5/17/12
	5,000	-		6.65	11/17/12
	6,250	18,750	(1)	2.36	7/17/13
	6,250	18,750	(2)	2.35	8/21/13
	-	20,000	(3)	1.57	9/25/14

John Lange	12,500	12,500	(1)	2.36	7/17/13
	10,417	14,583	(2)	2.35	8/21/13
	-	20,000	(3)	1.57	3/23/10

Bonnie Ludlow	6,250	18,750	(1)	2.60	7/17/13

Peter J. Mundy	12,500	-		7.00	4/19/12
	6,250	-		7.00	10/19/12
	6,250	-		7.00	4/19/13
	10,000	-		3.07	2/21/13
	6,250	18,750	(1)	2.36	7/17/13
	6,250	18,750	(2)	2.35	8/21/13
	-	20,000	(3)	1.57	9/25/14

(1)	These shares vest 25% per year on the anniversary of the date of grant beginning July 2009.
(2)	These shares vest 25% per year on the anniversary of the date of grant beginning August 2009.
(3)	These shares vest 25% per year on the anniversary of the date of grant beginning September 2010.

The following table summarizes options exercised and stock awards vested during the year-ended December 31, 2009 for the named executive officers:

OPTION EXERCISES AND STOCK VESTED TABLE

None of our officers named in the Summary Compensation Table exercised stock options or received shares from vested or unrestricted awards during fiscal year 2009.

Pension Benefits

The Company does not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

Intellicheck Mobilisa does not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide Intellicheck Mobilisa’s officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the company’s best interests. Intellicheck Mobilisa sponsors a tax qualified defined contribution 401(k) plan in which Mr. Williams, Mr. Embry, and Mr. Mundy and Mr. Lange participate or participated. Mobilisa made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.

Compensation of Directors

The table below sets forth certain information concerning compensation of Intellicheck Mobilisa’s non-employee directors who served in 2009.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($)(1)		Stock Awards ($)(1)		All Other Compensation ($) (8)	Total ($)
John W. Paxton, Chairman	93,015	6,894	(2)	20,000	(2)	-	119,909
General Emil Bedard, Director	18,299	-		11,001	(3)	-	29,300
Bonnie Ludlow, Director	3,516	-		-		-	3,516
Nelson Ludlow, Director	3,516	-		-		-	3,516
Guy L. Smith, Director	15,049	9,500	(4)	-		-	24,549
Jeffrey Levy, Former Director	7,500	-		11,001	(5)	-	18,501
John E. Maxwell, Former Director	5,750	10,000	(6)	-		-	15,750
Arthur L. Money, Former Director	5,000	-		12,500	(7)	-	17,500

(1)
The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.  See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.

(2)
Fair value of 7,500 options granted May 21, 2009 at an exercise price of $1.70 per share.  These options vested ratably over a six month period.  Fair value of 13,072 restricted shares granted on August 27, 2009 at market price of $1.53 per share.  These shares vested ratably over a three month period.  As of December 31, 2009, Mr. Paxton had aggregate options to purchase 314,800 shares of common stock and holds 39,671 shares of restricted common stock.

(3)
Fair value of 7,190 restricted shares granted on August 27, 2009 at market price of $1.53 per share.  These shares vested ratably over a three month period.  As of December 31, 2009, General Bedard had aggregate options to purchase 278,400 shares of common stock and holds 32,094 shares of restricted common stock.

(4)
Fair value of 12,002 options granted on August 27, 2009 at an exercise price of $1.53 per share.  These options vested ratably over a three month period.  As of December 31, 2009, Mr. Smith had aggregate outstanding options to purchase 141,667 shares of common stock.

(5)
Fair value of 7,190 restricted shares granted August 27, 2009 at market price of $1.53 per share.  These shares vested ratably over a three month period.  As of December 31, 2009, Mr. Levy had aggregate outstanding options to purchase 90,350 shares of common stock and holds 53,474 shares of restricted common stock.  Mr. Levy resigned from the Board of Directors as of October 27, 2009.

(6)
Fair value of 12,634 options granted on August 27, 2009 at an exercise price of $1.53 per share.  These options vested ratably over a three month period.  As of December 31, 2009, Mr. Maxwell had aggregate outstanding options to purchase 108,417 shares of Common Stock and holds 8,254 shares of restricted common stock.  Mr. Maxwell resigned from the Board of Directors as of October 27, 2009.

(7)
Fair value of 8,170 restricted shares granted August 27, 2009 at market price of $1.53 per share.  These shares vested ratably over a three month period.  As of December 31, 2009, Mr. Money had aggregate outstanding options to purchase 206,683 shares of Common Stock and holds 11,345 shares of restricted common stock.  Mr. Money resigned from the Board of Directors as of October 27, 2009.

(8)	No other compensation, including perquisites in excess of $10,000, was paid to any of the directors.

During 2008 and 2009, non-employee directors received cash fees of $3,000 for in-person attendance at board meetings and $500 for attendance at such meetings telephonically. Each non-employee director also received a fee of $250 for participation, either in-person or telephonically, at each separately convened committee meeting not held in conjunction with a board meeting.  Prior to October 27, 2009, for the annual retainer, non-employee directors were granted the choice of restricted shares of Intellicheck Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. In addition, the Board further recommended that non-employee directors, who are members of a committee, should be granted the choice of restricted shares of Intellicheck Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. The number of restricted shares as proposed would be determined by the Board at each annual board meeting. This plan was included in the Intellicheck Mobilisa’s proxy statement for a vote by Intellicheck’ Mobilisa’s stockholders at the 2006 Annual Meeting of Stockholders.

As of October 27, 2009, the Board changed its compensation structure.  All directors will receive annual cash retainers as follows: the Chairman of the Board $80,000; other non-employee directors $60,000; and employee directors $20,000.  The amounts are payable quarterly.

CERTAIN RELATED PARTY TRANSACTIONS

Intellicheck Mobilisa

Since the beginning of 2009, Intellicheck Mobilisa did not have any transactions with related persons as described under Item 404(a) of Regulation S-K. The Nominating and Corporate Governance Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck Mobilisa’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck Mobilisa’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2009. Intellicheck Mobilisa’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Mobilisa

Mobilisa leases office space from Eagle Coast, LLC, an entity that is wholly-owned by Dr. and Mrs. Ludlow, our Chief Executive Officer and director and one of our directors, respectively. For the year ended December 31, 2009 total rent payments for this office space were $74,976.  For the period beginning March 15, 2008 through December 31, 2008, total rental payments for this office space were $59,357.  In 2008, Mobilisa entered into a 10-year lease for the office space ending in 2017.

The majority owners, who are members of management, have guaranteed all Mobilisa credit lines through 2009.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 16, 2010, the Company was notified that Amper, Politziner and Mattia, LLP (“Amper”) an independent registered public accounting firm combined its practice with that of Eisner LLP (“Eisner”) and the name of the combined practice operates under the name EisnerAmper LLP.  The Audit Committee of the Company’s Board of Directors has engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm to examine Intellicheck Mobilisa’s financial statements for the fiscal year ending December 31, 2010.

During the Company’s two most recent fiscal years ended December 31, 2009 and through the date of the Current Report on Form 8-K, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Amper on the consolidated financial statements of the Company as of and for the two most recent fiscal years ended December 31, 2009, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2009 and through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends that you vote to ratify such appointment.

Representatives of EisnerAmper, LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2009 and December 31, 2008, Intellicheck Mobilisa’s principal independent auditor was Amper, Politziner & Mattia, LLP, the services of which were provided in the following categories and amount:

Audit Fees

The aggregate fees billed by Amper, Politziner and Mattia, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal years amounted to $173,000 and $200,500, respectively.

Audit Related Fees

Other than the fees described under the caption “Audit Fees” above, Amper, Politziner and Mattia, LLP did not bill any fees for services rendered to Intellicheck Mobilisa during fiscal year 2009 or 2008 for assurance and related services in connection with the audit or review of the Company’s financial statements.

Tax Fees

Amper, Politziner and Mattia, LLP billed Intellicheck Mobilisa for tax related services for the fiscal years ended December 31, 2009 and 2008 amounts totaling $14,489 and $8,428, respectively.

All Other Fees

There were no other fees paid in 2009.  The aggregate fees billed by Amper, Politziner and Mattia, LLP for professional services rendered in connection with the Company’s Proxy and Registration Statements on Forms S-3 and S-8 to register certain shares relating to the Mobilisa merger and certain shares under the 2006 Stock Option Plan amounted to $8,357 in 2008.

Pre-approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck Mobilisa’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to shareholders concerning our operations during the fiscal year ended December 31, 2009, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON SEPTEMBER 13, 2010.  ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368.

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Shareholders’ proposals intended to be presented at next year’s Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368, no later than July 11, 2011 for inclusion in the Company’s proxy statement and form of proxy for that meeting.  In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials.

Notice of any director nomination or other proposal that you intend to present at the 2011 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2011 Annual Meeting of shareholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368 not later than the close of business on August 11, 2011.

The proxy solicited by the Company for the 2011 Annual Meeting of Shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to August 11, 2011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 20, 2010. SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.
By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Chief Financial Officer, Treasurer and Secretary